Exhibit 99.1

Alternative Energy Sources, Inc.™

Sanders Morris Harris

Middle Market Investor Growth Conference

October 23, 2006

Alternative Energy Sources, Inc.™

Investor Presentation

2. Rohstoffmesse

Frankfort 2006

October 26, 2006

Alternative Energy Sources, Inc.

Safe Harbor Statement

- This presentation includes statements regarding Alternative Energy Source, Inc.'s plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
- Although forward-looking statements in this presentation reflect the good faith judgment of management, these statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation.
- We assume no obligation to update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this presentation, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Alternative Energy Sources, Inc.

Company Overview

- Alternative Energy Sources, Inc. (AENSI) is a C-Corporation established June 19, 2006 and headquartered in Kansas City, Missouri.
- The company is a development stage alternative energy company that constructs, owns, and operates ethanol plants and acts as a pipeline to end-blenders or refineries.
- The company plans on constructing three 110 million gallon per year ethanol production plants in Iowa and Illinois.

Alternative Energy Sources, Inc.

Product Demand Overview

Demand

- A Presidential goal was set to replace more than 75% of imported oil by the year 2025.
- More than 700,000 E85 (flex fuel) vehicles were produced in 2006.
- US gasoline consumption approximately 145 billion gallons per year

Alternative Energy Sources, Inc.

AENSI - Market Position

- Initial plan is to build 3 plants, 110 MMG per year.
- Our focus is on quality vs. size.
- Use management expertise to participate in expected industry roll-up.
- Public company experience and stock facilitates M&A.

Alternative Energy Sources, Inc.

Industry Gaps Addressed by AENSI

- **Supply Chain Inefficiencies**
  - Current industry supply chain is highly fragmented with many inefficiencies.
- **Distribution**
  - Ethanol's alcohol-base means it cannot be transported by pipeline. The major distribution inefficiencies come from those plants that are not in proximity to "feed stocks."
- **Supply**
  - Current ethanol production capacity is well below mandated government production quotas for 2012 at 7.5 billion gallons annually, with industry expectations of a 15 billion gallon floor.

Alternative Energy Sources, Inc.™

What is the AENSI Competitive Advantage?

- **AENSI Key Differentiators:**
  - *Risk management of commodity prices*
  - *Coal fired plant utilization for price stability and profitability*
  - *Economies of scale*
  - *Unit train economics*
  - *Lowest cost producer*
  - *Unparalleled management team with a unique blend of experiences and competencies*

Alternative Energy Sources, Inc.™

AENSI Key Differentiator:
Risk Management of Commodity Prices

- **The AENSI Management Team has unique expertise in the use of futures, options, cash contracts and derivatives of commodity markets.**
  - Proven experience in managing and operating in futures markets as related to agricultural processing assets.
  - Critical understanding of commodity-driven corn inputs and other ethanol-producing raw commodities such as DDG's.

Alternative Energy Sources, Inc.™

AENSI Key Differentiator:

Coal Utilization for Price Stability and EBITDA Contributions

- **Energy costs for powering the plants on coal are projected to be 70% less than those running on other forms of energy.**
  - Illinois is expected to give coal-powered plants economic development incentives.
  - Challenges of using coal will be mitigated by substantial EBITDA contribution from energy cost savings.
  - Solid management experience in utilizing coal power *and* in procuring coal.

Alternative Energy Sources, Inc.

AENSI Key Differentiator: *Economies of Scale*

- **The size of the three proposed plants producing a total of 330 million gallons annually will drive significant economies of scale**
  - Rail car usage and contract leverage over rail providers will yield significant benefits per year.
  - Identical plant designs will add to cost efficiencies for maintenance and repair.

- **Location and distribution efficiencies**
  - Ideal for corn origination and transportation arbitrage.

- **By-product production will optimize revenue generation**
  - Unit train capabilities extend reach to demand driven markets.
  - Vertically integrated sales to the end-user.

Alternative Energy Sources, Inc.

AENSI Key Differentiator:
Unit Train Economics

- **Using unit train economics gives AENSI unprecedented industry time and cost savings of approximately $3 to $5 million annually.**
  - AENSI leadership has extensive experience in negotiating railroad contracts of more than $1.4 billion in rail freight bills.
  - Load/Unload times substantially reduced for all outputs - ethanol, coal use, and DDGs.
  - Lower rail car fleet investment with unit trains

Alternative Energy Sources, Inc.

AENSI Key Differentiator:
Lowest Cost Producer

- **Goal of achieving the industry moniker of being known as the "better, faster, cheaper" ethanol producer capturing more than 5% market share through:**
  - Strategically located origin plants to reduce corn costs and increase EBITDA.
  - Leveraging forward margin strategies through hedging and risk management of feedstocks and outputs.
  - Creating market arbitrage opportunities for ethanol.
  - Utilizing Chicago Board of Trade delivery.
  - Optimizing carrying charges and storage capacity.

Alternative Energy Sources, Inc.™

AENSI Key Differentiator:
Unparalleled Experience of Management Team

- **The AENSI management team holds in-depth knowledge and experience for managing and growing the company**
  - More than 70 years of collective experience in the industry.
  - Experience in managing more than $3 billion in operating fermentation assets while at Archer Daniels Midland (ADM).
  - Expertise in hedging and commodity management to **directly** drive EBITDA growth.
  - Capitalize on ADM best practices and apply them in an entrepreneurial fashion to the size and scale of the AENSI model.

Alternative Energy Sources, Inc.

Next Steps

- **Acquire Additional Start-up Capital**
  - Will form the basis for raising $660 million to construct three non-coal plants.
  - Seek equity in the 30-40 percent range and debt in the 60-70 percent range.
- **Secure all Resources to Begin Plant Construction.**
- **Continue to Build Marketing and Public Relations Efforts to Capture the Attention of Investors.**

Alternative Energy Sources, Inc.™

Questions